Riviera Holdings Corporation
                       2901 Las Vegas Boulevard South
                            Las Vegas, NV 89109
                     Investor Relations: (800) 362-1460
                             TRADED: AMEX - RIV
                             www.theriviera.com








FOR FURTHER INFORMATION:

AT THE COMPANY:                                INVESTOR RELATIONS CONTACT:
Duane Krohn, Treasurer and CFO                 Betsy Truax, Skorpus Consulting
(702) 794-9527 Voice                           (208) 241-3704 Voice
(702) 794-9442 Fax                             (208) 232-5317 Fax
Email:  dkrohn@theriviera.com                  Email:   etruax@aol.com

FOR IMMEDIATE RELEASE:

                       RIVIERA REPORTS FOURTH QUARTER 2002 RESULTS

         LAS VEGAS,  NV - February  11,  2003 --  Riviera  Holdings  Corporation
(AMEX: RIV) today reported financial results for the fourth quarter ended December 31, 2002. EBITDA, as adjusted (Earnings Before Interest, Income Taxes, Depreciation, Amortization, loss on extinguishment of debt, and other, net) was $7.3 million, up $753,000 or 12 percent from the fourth quarter of 2001. Net revenues for the quarter were $43.3 million, comparable to net revenues of $44.0 million in the fourth quarter of 2001. Income from operations was $2.9 million, up $712,000 or 32 percent from the fourth quarter of 2001. Income from operations varies from EBITDA, as adjusted, due to depreciation. The net loss for the quarter was ($3.9 million) or ($1.13) per share compared with a net loss of ($3.2 million) or ($0.92) per share in the fourth quarter of 2001. The company recorded a tax benefit of $1.1 million in the fourth quarter of 2001, while no tax benefits have been recorded in 2002.

         For the year ended December 31, 2002, EBITDA, as adjusted, was $33.6 million, down 2 percent from $34.2 million in 2001. Net revenues were $188.3 million, down 7 percent from net revenues of $202.0 million a year ago. Income from operations was $15.9 million, down $1.1 million from a year ago. Income from operations varies from EBITDA, as adjusted, due to depreciation. The net loss for the year was ($24.7 million) or ($7.17) per share compared with a net loss of ($6.4 million) or ($1.79) per share in 2001. Fiscal 2002 results were affected by the loss on extinguishment of debt totaling $11.2 million or $3.25 per share. The costs included the call premium on the company's refinanced 10 percent bonds and Riviera Black Hawk's refinanced 13 percent bonds, the write off of unamortized deferred loan costs associated with the refinanced bonds and the balance of the original issue discount on the 10 percent bonds. Furthermore, the results were affected by approximately $2.7 million or $0.78 per share of additional interest expense, net incurred as a result of the defeasance / retirement of the debt. Finally, the company recorded a tax benefit of $2.2 million in 2001, while no tax benefits have been recorded in 2002.

Fourth Quarter 2002 Highlights

 * Consolidated  EBITDA,  as adjusted,  increased by 12 percent to $7.3 million
 * Consolidated income form operations  increased by 32 percent to $2.9 million

 * Riviera Las Vegas EBITDA, as adjusted, increased $531,000 or 13 percent to $4.5 million |X| Riviera Las Vegas income from operations increased $604,000 or 37 percent to $1.6 million
 * Riviera Las Vegas occupancy was 82 percent compared with 78 percent in the fourth quarter of 2001, ADR (Average Daily Rate) decreased $2.89 to $61.11
 * Riviera Black Hawk contributed $3.4 million in EBITDA, as adjusted, a decrease of $318,000 or 9 percent from the fourth quarter of 2001
 * Riviera Black Hawk contributed $1.9 million of income from operations, a decrease of $432,000 or 18 percent from the fourth quarter of 2001

Riviera Las Vegas

         Robert Vannucci, President of Riviera Las Vegas said "We are pleased that the positive trend of improving quarterly results beginning in the first quarter of 2002 continued through the fourth quarter, with EBITDA increasing by 13 percent over the fourth quarter of the previous year. Most importantly, we saw an improvement in net revenue in the fourth quarter, the first since 9/11. Net revenues increased by $298,000, 1 percent over prior year.

         "Slot volume (coin-in) equaled prior year levels. Convention room nights declined 10.9 percent or 4,300 room nights for the quarter compared to the fourth quarter of 2001 due to poor attendance at the November Comdex show. This was more than offset by an increase of 15,700 room nights, 19.7 percent, in leisure room nights. Room occupancy for the fourth quarter was 82.2 percent, up from last years 78.4 percent. The additional leisure room nights reduced our ADR by $2.89. Total room revenue, because of the increase in occupied room nights, equaled last year. The change in our occupancy mix stimulated increases in entertainment and food and beverage revenues.

         "The Las Vegas market continues to recover from the impacts of 9/11 and the soft economy. The November 2002 year-to-date Las Vegas Convention and Visitors Authority (LVCVA) report indicates that visitor volumes were equal to 2001 levels. Citywide Hotel occupancy was 89.6 percent compared to 90 percent in 2001. Riviera occupancy for the 11 months ended November 30, 2002 was 91.1 percent compared to 93.6 percent in 2001. Convention attendance is up 3.4 percent; California drive in traffic is up 6.5 percent while air passenger counts are down 1.6 percent.

         "The new convention space at the Las Vegas and Mandalay Bay Convention centers should attract additional multi-property conventions. The additional capacity will enable the LVCVA to book new conventions that had date and exhibit space conflicts in the past. The Riviera's flexibility of meeting space and proximity to the Las Vegas convention center positions us to capitalize on both the recent growth in small meetings and conventions and future multi hotel conventions that will be booked into the Las Vegas convention center."


Riviera Black Hawk

         Ron Johnson, President of Riviera Black Hawk said, "Net revenues for the fourth quarter were down $929,000 from the fourth quarter of 2001, resulting in a decrease in EBITDA of $318,000. Fourth quarter gaming revenues in the Black Hawk Market increased by 3.1 percent, substantially below the historical growth rate in this market. The supply of gaming machines grew 7.8 percent with the opening of the Hyatt in December of 2001. The Denver area economy continued to show weakness in the fourth quarter. In addition, construction on Highway 119, the main access route to Black Hawk, continues to disrupt traffic on weekdays. In spite of the negative factors affecting this market, we are encouraged that the weakness in the beginning of the fourth quarter was mitigated by positive growth in gaming revenues and EBITDA in December of 2002 compared to December 2001. We believe our recent growth is due to several marketing changes that were implemented in the early part of the quarter. We continue to monitor market conditions and are prepared to make adjustments accordingly."

Consolidated Operations and New Venues

         William L. Westerman, Chairman of the Board and CEO, said, " We are pleased that in the fourth quarter we were able to increase consolidated EBITDA by 12 percent with essentially flat revenues. Also, the fact that we were able to hold our EBITDA decline for the year to 2 percent with a 7 percent decline in revenues is a credit to our management team.

         "The wisdom of diversifying our earnings base was again illustrated by 2002's second half results when the improvements in Las Vegas more than offset the decline in Black Hawk. We are continuing our efforts to obtain approval of gaming projects in Missouri and New Mexico.

         "With our $20 million in cash and $30 million line of credit, we are satisfied with our liquidity, our ability to maintain our existing properties in competitive position and to finance our diversification activities."

American Stock Exchange (AMEX) Listing

         The company has been informed that it does not meet certain AMEX listing requirements, (due to among other things, the company's negative equity and losses) and that, consequently, the AMEX intends to initiate steps that could ultimately result in the delisting of the company's common stock from the American Stock Exchange.

Safe Harbor Statement:
         The forward-looking statements included in this news release, which reflect management's best judgment based on factors currently known to it, involve significant risks and uncertainties including expansion timetables, hotel and casino market conditions, financing requirements, regulatory approvals and other risks detailed from time to time in the Company's SEC reports, including the Report on Form 10-K for December 31, 2001 and Forms 10Q, S-4 and 8K filed during 2002. Actual results may differ materially.

About Riviera Holdings:
         Riviera Holdings Corporation owns and operates the Riviera Hotel and Casino on the Las Vegas Strip and the Riviera Black Hawk Casino in Black Hawk, Colorado. Riviera is traded on the American Stock Exchange under the symbol RIV.

                                --Tables Follow--

Riviera Holdings Corporation
Financial Summary
                          Three Months Ended Dec. 31,                  Year Ended December 31
                          ---------------------------                  ----------------------
       ($ in 000's)       2002      2001      Var     %Var         2002       2001       Var      %Var
                          ----      ----      ---     ----         ----       ----       ---      ----
Net Revenues:
Riviera Las Vegas        $31,649   31,351    $ 298     1.0%      $139,159   152,985 $ (13,826)   -9.0%
Riviera Black Hawk        11,679   12,608    (929)    -7.4%        49,133    49,046         87    0.2%

  Total Net Revenues      43,328   43,959    (631)    -1.4%       188,292   202,031   (13,739)   -6.8%
Operating Income:
Riviera Las Vegas          1,572      968      604    36.7%        12,265    13,512    (1,247)   -7.7%
Riviera Black Hawk         1,939    2,371     (432)  -18.2%         7,350     7,622      (272)   -3.6%
Corporate Expenses          (567)  (1,107)     540   -31.5%        (3,762)    4,163)      401    -5.8%
  Total Operating Income   2,944    2,232      712    31.9%        15,853    16,971    (1,118)   -6.6%
EBITDA:
Riviera Las Vegas          4,470    3,939      531    13.5%        23,951    25,655    (1,704)   -6.6%
Riviera Black Hawk         3,395    3,713     (318)   -8.6%        13,400    12,722       678     5.3%
Corporate Expenses          (567)  (1,107)     540   -48.8%        (3,762)   (4,163)      401    -9.6%
  Total EBITDA             7,298    6,545      753    11.5%        33,589    34,214      (625)   -1.8%

EBITDA Margins:
Riviera Las Vegas          14.1%    12.6%                           17.2%     16.8%
Riviera Black Hawk         29.1%    29.5%                           27.3%     25.9%
Consolidated               16.8%    14.9%                           17.8%     16.9%

 Net income (loss)      $ (3,906) $(3,179)                      $ (24,722) $ (6,407)

Weighted average basic
and diluted shares
outstanding                3,456    3,437                           3,450     3,573

Basic and diluted
earnings (loss) per
share                    $ (1.13) $ (0.92)                       $ (7.17)   $ (1.79)


(1) EBITDA, as adjusted consists of earnings before interest, income taxes, depreciation, amortization, loss on extinguishment of debt, and other, net. While EBITDA should not be construed as a substitute for operating income or a better indicator of liquidity than cash flow from operating activities, which are determined in accordance with generally accepted accounting principles ("GAAP"), it is included in herein to provide additional information with respect to the ability of the Company to meet its future debt service, capital expenditures and working capital requirements. Although EBITDA is not necessarily a measure of the Company's ability to fund its cash needs, management believes that certain investors find EBITDA to be a useful tool for measuring the ability of the Company to service its debt. EBITDA margin is EBITDA as percent of net revenues. The Company's definition of EBITDA may not be comparable to other companies' definitions.

Riviera Holdings Corporation
Reconciliation of Income from Operations to
EBITDA
                        Three Months Ended Dec 31,      Year Ended December 31,
      ($ in 000's)         2002           2001             2002           2001
                        ----           ----             ----           ----
Operating Income       $2,944         $2,232           $15,853        $16,971
Depreciation            4,354          4,313            17,736         17,243
                        -----          -----            ------         ------
EBITDA                 $7,298         $6,545           $33,589        $34,214
                       =======        ======           =======        =======




                Balance Sheet Summary
                     ($ in 000's)

                                                 Dec 31,          Dec 31,
                                                  2002             2001
                                           ----------------------------------
  Cash and short term investments                 $20,220            $46,606
  Total current assets                             30,065             55,470
  Property and equipment, net                     188,233            200,531
  Total assets (a)                                235,939            267,818
  Total current liabilities                        27,454             34,175
  Long-term debt, net of current portion          216,694            217,288
  Total shareholders' (deficiency) equity (b)     (15,674)             8,964

  (a) Includes capitalized costs associated with the Missouri venture of $1.2 million and the New Mexico venture of $1.1 million in 2002.
  (b) Includes loss on extinguishments of debt of $11.2 million and net interest expense due to defeasance of $2.7 million in 2002.



RIVIERA HOLDINGS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                    Three Months Ended December 31,   Years ended December 31,
                                    --------------------------------- -------------------------
                                         2002            2001             2002        2001
                                    --------------------------------- -------------------------
 Casino                              $  24,390        $ 25,845       $  106,122    $ 114,039
  Rooms                                  9,937           9,797           42,343       44,255
  Food and beverage                      7,534           7,032           32,367       31,256
  Entertainment                          4,640           3,446           17,918       20,692
  Other                                  1,663           1,981            7,945        9,119
                                    -----------------------------------------------------------
  Total                                 48,164          48,101          206,695      219,361
                                    -----------------------------------------------------------
   Less promotional allowances           4,836           4,142           18,403       17,330
                                    -----------------------------------------------------------
            Net revenues                43,328          43,959          188,292      202,031
                                    -----------------------------------------------------------
COSTS AND EXPENSES:
  Direct costs and expenses of
        operating departments:
    Casino                              14,123           14,161        58,061       62,731
    Rooms                                5,366            5,191        23,127       23,339
    Food and beverage                    4,950            4,798        21,207       21,426
    Entertainment                        3,370            2,703        12,324       15,014
    Other                                  640              648         2,771        3,068
  Other operating expenses:
  General and administrative             7,581            9,913        37,213       42,239
  Depreciation and amortization          4,354            4,313        17,736       17,243
                                    -----------------------------------------------------------
            Total costs and expenses    40,384           41,727       172,439      185,060
                                    -----------------------------------------------------------
INCOME FROM OPERATIONS                   2,944            2,232        15,853       16,971
                                    -----------------------------------------------------------
OTHER INCOME (EXPENSE):
Interest expense                       (6,867)          (6,684)      (26,842)     (26,864)
Interest expense - net Due to
Defeasance                                  0                0        (2,692)           0
Loss on extinguishment of debt              0                0       (11,211)           0
Interest income                            24              212           200        1,274
Other, net                                 (7)              (5)          (30)         (28)
                                     ---------------------------------------------------------
        Total other income (expense)   (6,850)          (6,477)      (40,575)     (25,618)
                                     ---------------------------------------------------------
INCOME BEFORE PROVISION FOR TAXES      (3,906)          (4,245)      (24,722)      (8,647)
                                     ---------------------------------------------------------
PROVISION FOR INCOME TAXES (BENEFITS)       0           (1,066)            0       (2,240)
                                     ---------------------------------------------------------
NET INCOME (LOSS)                     $ (3,906)      $  (3,179)   $  (24,722)    $ (6,407)
                                     =========================================================
EARNINGS PER SHARE DATA:
Weighted average common & common
equivalent shares                        3,456           3,437         3,450        3,573
                                     ------------------------------------------------------------
Diluted earnings per share             $ (1.13)       $  (0.92)      $ (7.17)     $ (1.79)
                                     ============================================================





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